Exhibit 5.2

Seward & Kissel LLP ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

March 24, 2023

Eagle Bulk Shipping Inc.
300 First Stamford Place, 5th Floor
Stamford, Connecticut 06902
Re:    Eagle Bulk Shipping Inc.
Ladies and Gentlemen:
We have acted as Marshall Islands counsel to Eagle Bulk Shipping Inc. (the “Company”) in connection with the Company’s registration statement on Form S-3 (such registration statement as amended or supplemented from time to time) (the “Registration Statement”) as filed on the date hereof with the U.S. Securities and Exchange Commission (the “SEC”), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Act”) and offering (1) by the Company in one or more public offerings (collectively, the “Offering”) of up to $750 million aggregate amount of securities (the “Securities”) consisting of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (c) the Company’s senior debt securities in one or more series (the “Senior Debt Securities”) and the Company’s subordinated debt securities in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Company Debt Securities”), (d) guarantees (the “Guarantees”) of Company Debt Securities by one or more of the Company’s subsidiaries (the “Guarantors”) named in the Registration Statement (the Company Debt Securities, together with (if such Company Debt Securities have been guaranteed by Guarantors) the related Guarantees of such Guarantors, the “Debt Securities”), (e) the Company’s warrants (the “Warrants”) to purchase the Company’s equity securities, securities of third parties or certain other rights, or any combination of the foregoing, (f) the Company’s purchase contracts (the “Purchase Contracts”) for the purchase or sale of (i) the Company’s equity securities, securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the foregoing or (ii) currencies, (g) rights (the “Rights”) to purchase the Company’s equity securities, and (h) units (the “Units”), each consisting of one or more Rights, Purchase Contracts, Warrants, Preferred Stock, Common Stock or any combination of such Securities, each on the terms to be determined at the time of each offering; and (2) by certain selling shareholders named in the Registration Statement of (i) 3,781,561 shares of the Company’s common stock, par value $0.01 per share (the “Secondary Common Shares”).
We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the “Prospectus”); and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary

Eagle Bulk Shipping Inc.
March 24, 2023

or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.
Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands:
1.The Common Shares and the Preferred Shares have been duly authorized and when (i) the Company has taken all necessary action to approve the issuance of such Common Shares and Preferred Shares, the terms of the offering thereof and related matters and (ii) the Common Shares and Preferred Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase agreement, underwriting agreement or similar agreement approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein, and assuming the total number of such issued Common Shares or Preferred Shares, together with such total number of Common Shares or Preferred Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of such authorized Common Shares or Preferred Shares under the Company's Articles of Incorporation, as amended and then in effect, then such Common Shares and Preferred Shares will be validly issued, fully paid and non-assessable.
2.With respect to the Warrants, Rights and Purchase Contracts (together the “Subscription Securities”), when (i) the Company has taken all necessary action to approve the issuance and terms of such Subscription Securities, the terms of the offering and related matters and (ii) the Subscription Securities have been issued and delivered in accordance with the terms of the applicable warrant agreement, rights agreement, purchase contract, or similar agreement approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration therefor, if any, provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, then the Subscription Securities will constitute valid and legally binding obligations of the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity.
3.With respect to the Debt Securities, when the applicable indenture relating to such Debt Securities (the “Indenture”) has been duly qualified and the Company has taken all necessary action to approve the issuance and terms of the Debt Securities and the terms of the offering thereof and related matters and the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the other applicable agreements approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration thereof or

Eagle Bulk Shipping Inc.
March 24, 2023

provided for therein, the Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity.
4.With respect to the Units, when the Company has taken all necessary action to approve the issuance of the Units, the terms of the offering thereof and related matters and the Units have been issued and delivered in accordance with the terms of the applicable agreement(s) approved by the Company, and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein then the Units will be validly issued, fully paid, and non-assessable.
5.Under the laws of the Republic of the Marshall Islands, the Secondary Common Shares have been duly authorized, validly issued and are fully paid for and non-assessable.
This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Eagle Bulk Shipping Inc.
March 24, 2023

Very truly yours, /s/ Seward & Kissel LLP